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                                                                      EXHIBIT 21

                       LAKEHEAD PIPE LINE PARTNERS, L.P.

                             PRINCIPAL SUBSIDIARIES

     The Registrant's principal subsidiary is Lakehead Pipe Line Company, Limited Partnership, a Delaware limited partnership, in which the Registrant has a 99% limited partner interest.